EXHIBIT 23.1

R.  E.  BASSIE  &  CO.,  P.C.
CERTIFIED  PUBLIC  ACCOUNTANTS
A  PROFESSIONAL  CORPORATION
--------------------------------------------------------------------------------
                                        7171  Harwin  Drive,  Suite  306
                                        Houston,  Texas  77036-2197
                                        Tel: (713) 266-0691  Fax: (713) 266-0692
                                        E-Mail:  Rebassie@aol.com




                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------



We consent to the use in this Amendment No.1 to this Registration Statement of ComTech Consolidation Group, Inc. on Form SB-2/A of our report dated March 24, 2000, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/  R. E. Bassie and Co., P.C.


Houston,  Texas
August  30,  2000